BlackRock Liquidity Funds:
                            California Money Fund


For the Period Ended:
04/30/2008


Pursuant to Exemptive Order ICA Release No. 15520 dated January 5, 1987, the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith Incorporated , for the period November 1, 2007 through April 30, 2008.


SALES (IN THOUSANDS)

TRANSACTION DATE      11/01/07
FACE AMOUNT           $ 2,200
SECURITY DESCRIPTION  Golden St Tob Securitization
RATE                  3.35
DUE DATE              08/10/11


TRANSACTION DATE      11/01/07
FACE AMOUNT           $ 2,000
SECURITY DESCRIPTION  Tobacco Settlement Fund Corp
RATE                  3.47
DUE DATE              05/15/39


TRANSACTION DATE      11/01/07
FACE AMOUNT           $ 2,740
SECURITY DESCRIPTION  Golden St Tob-Float 1237
RATE                  3.35
DUE DATE              06/01/43


TRANSACTION DATE      01/15/08
FACE AMOUNT           $15,000
SECURITY DESCRIPTION  BAY AREA TOLL AUTH CALIF TOLL BRDG
RATE                  3.04
DUE DATE              04/01/20


TRANSACTION DATE      01/17/08
FACE AMOUNT           $ 2,060
SECURITY DESCRIPTION  GOLDEN ST TOB - SPEARS DB 195
RATE                  2.97
DUE DATE              06/01/35